EXHIBIT 10.1
                    FORM OF EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") entered into as of the 1st day of July, 1998 between SOUTHWEST GAS CORPORATION, a California corporation (the "COMPANY"), and ____________________
(the "EMPLOYEE").

1.   DEFINITIONS

     For the purposes of this Agreement:

     (a) The term "COMPANY" shall include any corporate successor to the business presently conducted by the Company.

     (b) The term "SUBSIDIARY" shall mean any corporation, partnership, joint venture or other entity in which the Company has a 50% or greater equity interest.

     (c) "PERMANENT DISABILITY" shall mean that because of physical or mental illness or disability, the Employee shall have been continuously unable to perform the essential functions of his job (as those functions are described herein) with or without reasonable accommodation for a consecutive period of at least six months.

     (d) The Employee shall be deemed to engage in a "COMPETING BUSINESS" if, in any capacity, including but not limited to proprietor, joint venturer, partner, officer, director or employee, he engages or participates, directly or indirectly, in the operation, ownership or management of any proprietorship, joint venture, partnership, corporation, limited liability company, or other business entity which is in the natural gas distribution business. Indirect participation in the operation or ownership of any such entity shall include any investment by the Employee in any such entity, by way of loan, guarantee or stock or equity ownership (other than ownership of 1% or less of any class of the entity or other securities of a company which is listed and regularly traded on any national securities exchange or which is regularly traded over-the-counter).

2.   EMPLOYMENT: TERM OF AGREEMENT

     (a) The Employee shall perform the duties of [Officer's Title] of the Company and, as such, shall supervise and direct the [affairs/operations] of the Company and, to the extent practicable, any corporation, partnership, joint venture or other entity in which the Company has a 20% or greater equity interest. The Employee shall also perform such duties related to the business and affairs of the Company as may be delegated to him from time to time by the Board of Directors of the Company (the "BOARD") [or the President and CEO of the Company].

     (b) The Company agrees to employ the Employee and the Employee agrees to serve the Company, in accordance with the terms of this Agreement, for an initial term of [24 or 36] months, commencing July 1, 1998. If a Change in Control (as hereinafter defined) occurs, the term of this Agreement shall be extended for a period of 24 months from the date of the Change in Control. Unless within 60 days prior to any anniversary date of this Agreement (or, if a Change in Control has occurred, the second anniversary of such Change in Control and any succeeding anniversary thereof), the Company (or the Employee) gives written notice to the Employee (or the Company) of the termination of this Agreement as of the then applicable expiration date, then the term of this Agreement shall automatically be extended for an additional 12 months.

3.   COMPENSATION

     The Employee shall receive the following compensation for services during the term of his employment hereunder:

     (a) The Employee's minimum base salary shall be $________ per annum, payable in installments in accordance with the Company's regular payroll procedures, subject to adjustment (but not below the minimum base salary provided above) in accordance with the regular procedures established by the Company for salary adjustments;

     (b) The Employee shall participate in: (i) any incentive compensation plan, pension or profit sharing plans, stock purchase plan or executive retirement plan maintained by the Company for its employees in accordance with the terms and conditions thereof; and
          (ii) any annuity or group insurance benefit plan, medical plan and other welfare/employee benefit plans maintained by the Company for its executive employees, in accordance with the terms and conditions thereof;

     (c) The Company will provide the Employee with an active membership, which shall include initiation fee and dues, in a suitable country club of the Employee's choice, said membership shall remain the Employee's following the term of this Agreement but the Company shall have no continuing obligation (unless otherwise expressly provided herein) to pay dues or other fees or expenses with respect thereto after the Employee's termination; and

     (d) The Company will provide a suitable automobile valued at retail at approximately $_______, with the Company assuming the expenses for insurance, repairs and maintenance of the automobile.

     The Company reserves the right to modify, suspend, or discontinue any or all of its benefit programs referred to in
Section 3(b) at any time without recourse by the Employee (subject to Section 9(b)(ii)(C)) so long as such action is taken generally with respect to other similarly situated employees and does not single out the Employee.


4.   DUTIES

     The Employee agrees that at all times during the term hereof, he will:

     (a) Faithfully, industriously and to the best of his ability, experience and talents, perform all of the duties that may be required of and from him, and he will fulfill all of his responsibilities hereunder pursuant to the express and explicit terms hereof, to the reasonable satisfaction of the Board;

     (b) Devote all of his undivided time, attention, knowledge and skills, during customary business hours, to the business and interests of the Company, subject to such holidays, personal holidays, reasonable vacations and sick leave as are provided under the general policies of the Company as they may exist from time to time;

     (c) Comply with all the general rules and regulations of the Company;

     (d)  Not engage in a Competing Business;

     (e) Maintain his residence at a location within the city or in or near a suburban community of the city in which the executive offices of the Company are located, [or the executive offices of a Company division if the Employee is so assigned]; and

     (f) Shall keep complete and accurate records of all business or reimbursable expenditures such that the Employee may fully account to the Board, if requested, or as then may be required by the Internal Revenue
          Service.

5.   CONFIDENTIALITY

     The Employee acknowledges that during his employment by, and as a result of his relationship with, the Company he will obtain knowledge of and gain access to information regarding the Company's business, operations, products, proposed products, production methods, processes, customer lists, advertising, marketing and promotional plans and materials, price lists, pricing policies, financial information and other trade secrets, confidential information and material proprietary to the Company or designated as being confidential by the Company which is not generally known to non-Company personnel, including information and material originated, discovered or developed in whole or in part by the Employee (collectively referred to herein as "CONFIDENTIAL INFORMATION"). The Employee agrees that during the term of this Agreement and, to the fullest extent permitted by law thereafter, he will, in a fiduciary capacity for the benefit of the Company, hold all Confidential Information strictly in confidence and will not directly or indirectly reveal, report, disclose, publish or transfer any of such Confidential Information to any person, firm or other entity, or utilize any of the Confidential Information for any purpose, except in furtherance of his employment by the Company.


     The Employee agrees that upon the expiration of this Agreement or any earlier termination of his employment, he will immediately surrender and return to the Company all lists, books, records and other Confidential Information of the Company, or obtained in connection with the Company's business, it being expressly acknowledged by the Employee that all such items are the exclusive property of the Company, and all other property belonging to the Company then in the possession of the Employee, and the Employee shall not make or retain any copies thereof.

6.   TERMINATION DUE TO DEATH OR DISABILITY

     The Employee's employment with the Company shall terminate:
(i) upon the Employee's death, or (ii) in the event of the Permanent Disability of the Employee upon written notice given by the Company to the Employee to that effect. In either case, the Employee's salary shall immediately cease and the Employee (and his beneficiaries or personal representatives) shall be entitled to no other payment or benefits pursuant to this Agreement, except for any vested rights the Employee (or his beneficiaries or personal representatives) may have in items under Section 3(b).

7.   OTHER TERMINATION

     The Company may at any time terminate its employment of the Employee for Cause (as hereinafter defined) upon written notice to the Employee. In the event of such termination by the Company for Cause, the Employee's salary shall immediately cease and the Employee shall be entitled to no other payments or benefits pursuant to this Agreement, except for any vested rights the Employee may have in items under Section 3(b).

     For purposes of this Agreement, "CAUSE" shall mean (i) any material breach of any material provision of this Agreement by the Employee which is not cured within 60 days after written notice of such breach by the Company to the Employee,
(ii) conviction of the Employee of a felony or crime involving moral turpitude (meaning a crime that necessarily includes the commission of an act of gross depravity, dishonesty or bad morals), or (iii) any acts or wilful malfeasance or gross negligence in a matter of material importance to the Company.

     The Company may at any time terminate its employment of the Employee for any other reason, provided any such purported termination must be on 60 days advance written notice to the Employee (the date such notice is purported to be given is referred to herein as the "COMPANY'S NOTICE DATE"). In such event, the Employee's employment shall continue during the notice period and shall terminate on the 60th day following the Company's Notice Date (the "COMPANY'S TERMINATION DATE"); provided that during the 60-day notice period the Company may place the Employee on a paid administrative leave.

     The Employee may terminate his employment by giving written notice to the Company of his intent to terminate (the date such notice is purported to be given is referred to herein as the "EMPLOYEE'S NOTICE DATE"). In such event, the Employee's employment shall continue during the notice period and shall terminate on the 60th day following the Employee's Notice Date or such earlier date that the Company may consent to in writing (the "EMPLOYEE'S TERMINATION DATE"). In the event that the Employee

terminates without Good Reason (as hereinafter defined), the Employee's salary shall cease as of the Employee's Termination Date and, as of such date, the Employee shall be entitled to no other benefits or payments pursuant to this Agreement, except for any vested rights the Employee may have in items under
Section 3(b). Any termination by the Employee for Good Reason shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

8.   TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY THE EMPLOYEE
     FOR GOOD REASON

     Termination of employment by the Employee for Good Reason or by the Company for any reason other than (i) death,
(ii) Permanent Disability, (iii) Cause, or (iv) upon expiration of the term of this Agreement as provided in Section 2, shall have the following effect:

     (a) Any restricted stock awards, stock options or stock appreciation rights to purchase or relating to Common Stock of the Company held by the Employee on the Company's Notice Date or Employee's Notice Date, whichever first occurs, which are not then currently vested or exercisable shall on such date automatically become vested or exercisable and shall remain exercisable for 90 days thereafter (subject to any fixed term of such award, option or right set forth in the document evidencing such award, option or right);

     (b) The Company shall continue to pay the Employee his base salary being paid at the time of notification, plus 20% of his base salary in lieu of employee benefits for the balance of the term of this Agreement [(not to exceed 18 months)];

     (c) The Company shall pay the Employee his incentive compensation, which shall be calculated as [60% or 90%] of the Employee's base salary for the balance of the term of this Agreement (such term calculated as though such termination has not occurred and assuming no additional automatic extensions) [(not to exceed 18 months)];

     (d) The Company shall pay the Employee's expenses incurred in finding new employment and costs of moving the Employee and his family and possessions to a new location or, in lieu of such moving expenses, a cash payment of $75,000, with the choice to be the Employee's;

     (e) The Company shall pay the Employee's normal business expenses incurred through the Company's Termination Date or the Employee's Termination Date, whichever first occurs (except with respect to seminars or travel as provided below), including automobile, dues of the club referred to in Section 3(c), plus any conventions, seminars or travel either incurred prior to the applicable termination date or scheduled at the time of notification of termination;


     (f) The Company shall pay the Employee any benefits under the Company's Deferred Compensation Plan (the "DCP") and Supplemental Executive Retirement Plan (the "SERP"), which are fully vested at the Company's Termination Date or the Employee's Termination Date, whichever first occurs, in accordance with applicable payment schedules and any applicable elections; provided, however that the Employee shall receive additional benefits under the SERP such that the Employee will be permitted to add to the formula for purposes of eligibility for benefits, vesting and calculation of benefits, [10 or 15] points which, at the election of the Employee, may be applied either to an age assumption or continuous length of service assumption (e.g., if an officer is 50 and has 20 years of service, he could allocate the points so that for purposes of eligibility, vesting and calculation of benefits, he is age 55 and has [25 or 30] years of service);

     (g) The Company will provide the Employee with suitable office space (equivalent to that occupied by the Employee on such notice date) and private secretarial services away from the Company's offices in an office complex of the Employee's choice in Las Vegas, Nevada [or the division headquarters city where the Employee was last assigned] for a period ending on the later of:
          (i) the expiration of the term of this Agreement; or
          (ii) the first anniversary of the Company's Termination Date or the Employee's Termination Date, whichever first occurs.

9.   CHANGE IN CONTROL OF THE COMPANY

     The Board recognizes that the continuing possibility of a change in control of the Company is unsettling to the Employee and other officers of the Company. Therefore, the arrangements set forth below are being made to help assure a continuing dedication by the Employee to his duties to the Company, notwithstanding the occurrence or potential occurrence of a change in control. In particular, the Board believes it important, should the Company receive proposals from third parties with respect to its future, to enable the Employee, without being influenced by the uncertainties of his own situation, to assess and advise the Board whether such proposals would be in the best interests of the Company and its shareholders and to take such other action regarding such proposals as the Board might determine to be appropriate. The Board also wishes to demonstrate to officers of the Company that the Company is concerned with the welfare of its officers and intends to see that loyal officers are treated fairly.

     In view of the foregoing and in further consideration of the Employee's continued employment with the Company, the Company agrees as follows:

     (a) Limited Right to Receive a Severance Benefit. The Employee shall be entitled to the severance benefits provided in Section 9(c), in lieu of the benefits provided under Section 8 if, within 24 months after a Change in Control: (i) the Employee terminates his employment with the Company for Good Reason, provided he terminates his employment within 120 days following the occurrence of any of the events specified in
          Section 9(b)(ii); or (ii) the Employee's employment is terminated by the Company for any reason other than (A)

          the Employee's death, (B) the Employee's Permanent Disability, (C) Cause, or (D) the expiration of the term of this Agreement following the Change in Control as provided in Section 2.
     (b)  Certain Additional Definitions.  For purposes of this
          Agreement:

          (i) Change in Control. The term "CHANGE IN CONTROL" shall mean any of the following:

               (A) Approval by the shareholders of the Company of the dissolution or liquidation of the Company;

               (B) Approval by the shareholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Company immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Company's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization, but including in such determination any securities of the other parties to such reorganization held by affiliates of the Company);

               (C) Approval by the shareholders of the Company of the sale of substantially all of the Company's business and/or assets to a person or entity which is not a Subsidiary;

               (D)  Any "person" (as such term is used in
                    Sections 13(d) and 14(d) of the Securities
                    Exchange Act of 1934, as amended (the
                    "EXCHANGE ACT"), but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities entitled to then vote generally in the election of directors of the Company; or

               (E)  During any period not longer than two
                    consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such

                    period (including for these purposes, new members whose election was so approved).

          (ii) Good Reason.  For purposes of this Agreement,
               "GOOD REASON" shall mean:

               (A) Following a Change in Control: (1) without the Employee's express written consent, the assignment to him of any duties inconsistent with his positions, duties, authority, responsibilities and status with the Company immediately prior to the Change in Control;
                    (2) a demotion or a change in the Employee's titles or offices as in effect immediately prior to the Change in Control; (3) any removal of the Employee from or any failure to re-elect him to any of such positions; except in connection with the termination of the Employee's employment for Cause, Permanent Disability or retirement or as a result of his death or by him other than for Good Reason;

               (B) A reduction by the Company in the Employee's base salary as in effect on the date hereof (or, if a Change in Control has occurred, a reduction by the Company in the Employee's base salary as in effect on the date of the Change in Control);

               (C)  Following a Change in Control: (1) the
                    failure by the Company to continue at levels in existence immediately prior to the Change in Control any thrift, incentive or compensation plan, or any pension, life insurance, health and accident or disability plan in which the Employee participated immediately prior to the Change in Control, provided that the Company may adopt substantially similar plans that provide benefits at levels no less than those in existence immediately prior to the Change in Control; (2) the taking of any action by the Company which would adversely affect the Employee's participation in or materially reduce his aggregate benefits under all of such plans, when taken together, or deprive him of any material fringe benefit enjoyed by him at the time of the Change in Control (except for the acceleration of the termination dates of options, awards and rights as contemplated by this Agreement).

               (D) Following a Change in Control, the assignment of the Employee without his consent to a new work location which would require a round-trip commute to work from the Employee's residence immediately prior to the Change in Control of more than 40 miles per day.


               (E) Any material breach of any material provision of this Agreement by the Company which is not cured within 60 days after written notice of such breach by the Employee to the Company.

     (c) Effect of Termination. If the Employee is entitled to receive a severance benefit pursuant to Section 9(a), the Company will provide the Employee with only the following severance benefits:

          (i)  The benefits specified in Section 8(a);

          (ii) A lump sum severance payment equal to: (A) [24, 30 or 36] months of the Employee's yearly base salary in effect as of the Employee's Notice Date or the Company's Notice Date, whichever first occurs (or, if greater, in effect on the date of the Change in Control); (B) [24, 30, or 36] months incentive compensation calculated as [60% or 90%] of the amount payable pursuant to clause (A); and (C) [24, 30 or 36] months fringe benefits calculated as 20% of the amount payable pursuant to clause
               (A);

          (iii)     The benefits specified in Section 8(d);

          (iv) The benefits specified in Section 8(e);

          (v) Any benefits under the DCP and the SERP which are fully vested at the Company's Termination Date or the Employee's Termination Date, whichever first occurs, in accordance with applicable payment schedules and any applicable elections; provided, however that the Employee shall receive additional benefits under the SERP such that the Employee will be permitted to add to the formula for purposes of eligibility for benefits, vesting and calculation of benefits, [10 or 15] points which, at the election of the Employee, may be applied either to an age assumption or continuous length of service assumption (See Section 8(f) for illustration); such amounts having been deposited with a trustee under an appropriate Trust Agreement providing for a so-called Rabbi Trust Arrangement pursuant to I.R.S. Rev. Proc. 92-64, as described in Section 19; and

          (vi) Suitable office space (equivalent to that occupied by the Employee on the Employee's Notice Date or the Company's Notice Date, whichever first occurs) and private secretarial services away from the Company's offices in an office complex of the Employee's choice in Las Vegas, Nevada [or the division headquarters city where the Employee was last assigned] for a period ending on the earlier of (A) the second anniversary of the Employee's Notice Date, or (B) the date the Employee secures suitable other employment.


10.  RESTRICTIVE COVENANT

     In consideration of the Company's agreements contained herein and the payments to be made by it to the Employee pursuant hereto, the Employee agrees that, during the period of his employment hereunder and for a further period expiring 12 months following the end of the term of this Agreement or any extensions or renewal thereof, the Employee will not, without the written consent of the Board of Directors of the Company, engage in a Competing Business within the geographical limits of any state (or such lesser geographical area as may be set by a court of competent jurisdiction) in which any of the businesses of the Company are being conducted on the date of any such termination. The Employee acknowledges and agrees that a breach by the Employee of the provisions of this Section 10 will constitute such damage as will be irreparable and the exact amount of which will be impossible to ascertain and, for that reason, agrees that the Company will be entitled to an injunction to be issued by any court of competent jurisdiction restraining and enjoining the Employee from violating the provisions of this Section 10. The right of an injunction shall be in addition to and not in lieu of any other remedy available to the Company for such breach or threatened breach, including the recovery of damages from the Employee.

     Termination of this Agreement, whether by passage of time or any other cause, shall not constitute a waiver of the Company's rights under this Section 10, nor a release of the Employee from his obligations hereunder.

11.  ARBITRATION AND LITIGATION

     In the event the Company terminates the Employee by reason of his Permanent Disability or for Cause and the Employee disputes the accuracy of the assertion of Permanent Disability or Cause, or in the event the Employee terminates his employment for Good Reason and the Company disputes the accuracy of such assertion of Good Reason, or in the event either party disputes the occurrence of a Change in Control, such dispute shall be resolved through final and binding arbitration in Clark County, Nevada in accordance with the then current commercial arbitration rules of the American Arbitration Association ("ASSOCIATION") or its successor, provided the Employee or the Company files a written demand for arbitration at a regional office of the Association within 30 calendar days following the date the Employee notifies the Company that he disputes the accuracy of the assertion of Permanent Disability or Cause or Change in Control, or the Company notifies the Employee that it disputes the accuracy of the assertion of Good Reason or Change in Control. In no event shall a demand for arbitration be made after the date when institution of legal or equitable proceedings based on the dispute in question would be barred by any applicable statute of limitations. In the event the Arbitrator finds that the termination by the Company was not for Permanent Disability or not for Cause or that the termination by the Employee was for Good Reason, or that a Change in Control has occurred and such issue was challenged by the Company, the Employee shall not be entitled to reinstatement, but shall be entitled to the appropriate benefits under Section 8 or Section 9, as applicable, and payment of his reasonable legal expenses in such arbitration. Any reasonableness of costs and expenses shall be determined by the arbitrator.


     Should the Employee at any time bring suit against the Company for breach of this Agreement (not including any matter required to be submitted to arbitration pursuant to the foregoing provisions of this Section 11) and obtain judgment in his favor, the Company shall pay his reasonable legal expenses and costs of suit. The provisions of this Section 11 shall in no way limit the right of any party to exercise self-help remedies or to obtain provisional or ancillary relief from a court of competent jurisdiction before, after, or during the pendency of any arbitration proceeding. The exercise of such remedy shall not waive the right of any party to resort to arbitration. The parties each acknowledge and agree that to any extent any legal proceeding other than arbitration is permitted in this Section 11, the Superior Court of the State of Nevada in and for Clark County, and the associated federal and appellate courts, shall have exclusive jurisdiction over such legal proceedings.

     Except as may be necessary to enter judgment upon the award or to the extent required by applicable law, all claims, defenses and proceedings (including, without limiting the generality of the foregoing, the existence of the controversy and the fact that there is an arbitration proceeding) shall be treated in a confidential manner by the arbitrator, the parties and their counsel, and each of their agents and employees, and all others acting on behalf or in concert with them. Without limiting the generality of the foregoing, no one shall divulge to any third party or person not directly involved in the arbitration, the contents of the pleadings, papers, orders, hearings, trials, or awards in the arbitration, except as may be necessary to enter judgment upon an award as required by applicable law. Any court proceedings relating to the arbitration hereunder, including, without limiting the generality of the foregoing, to prevent or compel arbitration to perform, correct, vacate or otherwise enforce an arbitration award, shall be filed under seal with the court, to the extent permitted by law.

12.  BENEFIT AND BINDING EFFECT

     This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including but not limited to any corporation, person or other entity which may acquire all or substantially all of the assets and business of the Company or any corporation with or into which the Company may be consolidated or merged and the Employee, his heirs, executors, administrators and legal representatives, provided that the obligations of the Employee hereunder may not be delegated.

13.  OTHER AGREEMENTS

     The Employee represents that the execution and performance of this Agreement will not result in a breach of any of the terms and conditions of any employment or other agreement between the Employee and any third party.

     In the event the Company shall elect to insure all or part of its liability for providing health and long-term disability benefits under this Agreement, the Employee shall submit to such reasonable physical examination as the Company may request.


     Provided that the Company duly performs all of its obligations (if any) arising by virtue of a termination of or by the Employee, the Employee will not publicly disparage the Company or its officers, directors, employees or agents and will refrain from any action which would reasonably be expected to cause material adverse public relations or embarrassment to the Company or to any of such persons. Similarly, the Company (including its officers, directors, employees and agents) will not disparage the Employee and will refrain from any action which would reasonably be expected to result in embarrassment to the Employee or to materially and adversely affect his opportunities for employment. The preceding two sentences shall not apply to disclosures required by applicable law, regulation or order of a court or governmental agency.
     The Company may withhold from any amounts payable under this Agreement all federal, state, local and foreign taxes as may be required to be withheld pursuant to any applicable law or regulation.

14.  NOTICES

     All notices or other communications relating to this Agreement shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid and return receipt requested, to the party concerned at the address set forth below:

     If to the Company, to:   Southwest Gas Corporation
                              5241 Spring Mountain Road
                              Las Vegas, Nevada 89101
                              Attn: General Counsel

     If to the Employee, to:  [Employee's Name]



     Either party may change the address to which notices are to be sent to it by giving 10 days written notice of such change of address to the other party in the manner provided above for giving notice. Notices will be considered delivered on the date of personal delivery or on the date of deposit in the United States mail in the manner provided for giving notice by mail.


15.  PARACHUTE PAYMENTS

     (a) In the event that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments under this Section 15(a)) (a "PAYMENT") is determined to be subject to the excise tax imposed by
          Section 4999 of the Internal Revenue Code of 1986, as amended (the "CODE"), or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "EXCISE TAX"), then the Company shall pay to the Employee an additional payment (a "GROSS-UP PAYMENT") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     (b) Subject to the provisions of Section 15(c), all determinations required to be made under this Section 15, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized certified public accounting firm which is satisfactory to the Company (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days after such determinations are requested by the Employee or the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
          Section 15(b), shall be paid by the Company to the Employee within five days after the Company's receipt of the Accounting Firm's determination. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("UNDERPAYMENT"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 15(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.

     (c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Employee is informed in writing of such claim and shall apprise the Company of the nature of

          such claim, and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

          (i) give the Company any information reasonably requested by the Company relating to such claim,

          (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

          (iii) cooperate with the Company in good faith in order to contest such claim effectively, and

          (iv) permit the Company to participate in any proceedings relating to such claim;

          provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this
          Section 15(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up


          Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue
          Service or any other taxing authority.

     (d) If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 15(c) the Employee becomes entitled to receive any refund with respect to such claim, or if the actual amount of the Excise Tax is less than the amount of the Gross-Up Payment, the Employee shall (subject to the Company's complying with the requirements of Section 15(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto) or the amount of such difference. If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 15(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

16.  ENTIRE AGREEMENT

     The entire understanding and agreement between the parties has been incorporated into this Agreement, and this Agreement supersedes all other agreements, negotiations, and understandings between the Employee and the Company with respect to the employment of the Employee by the Company (including any prior employment agreements or change in control agreements between the Employee and the Company). This Agreement may not be amended orally, but only by an agreement in writing signed by both parties.

17.  GOVERNING LAW

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada. It is intended by the parties that this Agreement be interpreted in accordance with its fair and simple meaning, not for or against either party, and neither party shall be deemed to be the drafter of this Agreement.

18.  CAPTIONS; COUNTERPARTS

     The section headings and captions included herein are for convenience and shall not constitute a part of this Agreement.

     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.


19.  FUNDING OF CERTAIN SEVERANCE BENEFITS

     The method of providing funding for the amounts payable under Section 9(c)(v) shall be by way of a Rabbi Trust. Such trust shall be established by the Company upon a Change in Control with either (i) a major bank located in a major city of the United States or (ii) any other party located in a major city of the United States that may be granted corporate trustee powers under state law, in favor of the Employee. Such trust shall not be revocable and shall continue until such trust is terminated in accordance with the termination provisions set forth in the Trust Agreement described in Section 9(c)(v).

20.  SEVERABILITY

     If any portion or provision of this Agreement is determined by arbitration or by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining portions or provisions hereof shall not be affected.

     IN WITNESS WHEREOF, this Employment Agreement has been executed by the parties hereto as of the date first written above.


                              SOUTHWEST GAS CORPORATION



                              By:
                              Print Name:
                              Its:


                              THE EMPLOYEE



                              [Employee]


Significant terms of employment and change in control agreements by individual officer.


                         Minimum         Incentive         Additional          Severance         Change in control
                         annual         compensation          SERP             benefits              lump-sum
                       base salary       percentage          points         maximum months        salary benefit
                       -----------      ------------      ------------      --------------       -----------------
Michael O. Maffie       $ 475,000            90%            15 points          36 months             36 months
George C. Biehl         $ 220,000            60%            15 points          18 months             30 months
James P. Kane           $ 150,000            60%            10 points          18 months             30 months
James F. Lowman         $ 165,000            60%            10 points          18 months             24 months
Dudley J. Sondeno       $ 164,000            60%            10 points          18 months             24 months
Edward S. Zub           $ 172,000            60%            10 points          18 months             30 months
Thomas J  Armtrong      $ 143,000            60%            10 points          18 months             24 months

                                       16

